Exhibit 16.1

January 23, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commission:

We have read the statements under the heading “Business – Independent Accountant” in the Registration Statement on Form S-1 Amendment No. 2 of Cryptyde, Inc., and agree with the statements made by Cryptyde, Inc. under such heading as they relate to our firm and respond to Item 304(a) of Regulation S-K.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ■ 730 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com